As filed with the Securities and Exchange Commission on September 22, 2000

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                          -----------------------------
                             TTM TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          Washington                                            91-1033443
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              17550 N.E. 67th Court
                            Redmond, Washington 98052
                                 (425) 883-7575
                    (Address of Principal Executive Offices)
                          -----------------------------

                AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN
                          2000 EQUITY COMPENSATION PLAN
                            (Full title of the plan)
                          -----------------------------

                               Stacey M. Peterson
                             Chief Financial Officer
                              17550 N.E. 67th Court
                            Redmond, Washington 98052
                                 (425) 883-7575
 (Name, address and telephone number, including area code, of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of                 Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be           Offering Price Per          Aggregate              Amount of
      Registered            Registered (1)              Share             Offering Price        Registration Fee
Common Stock, no par           2,572,458            $   2.63  (2)        $  6,765,565  (2)        $     1,786
value                             38,000            $   7.04  (2)        $    267,520  (2)        $        71
                                 363,356            $  16.00  (2)        $  5,813,696  (2)        $     1,535
                               6,226,186            $  21.88  (3)        $136,228,950  (3)        $    35,964
                               ---------                                 -----------------        -----------
                         Total 9,200,000                           Total $149,075,731         Total $  39,356
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Includes an aggregate of 5,600,000 shares of the Registrant's Common Stock, no par value (the "Common Stock"), under the Amended and Restated Management Stock Option Plan and 3,600,000 shares of Common Stock under the 2000 Equity Compensation Plan(collectively, the "Plans"). In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 2,973,814 shares of Common Stock subject to currently outstanding stock options are based on the per share exercise price of the stock options.

(3) In accordance with Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for 6,226,186 shares of common stock available for future awards under the Plans are estimated based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on September 21, 2000.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

                  (a) The Registrant's Prospectus filed on September 20, 2000 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on August 7, 2000, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.

                  Not applicable.


Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.           Indemnification of Directors and Officers.

                  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Registrant's Amended and Restated Articles of Incorporation and Bylaws require the Registrant to indemnify its officers and directors to the fullest extent permitted by Washington law.

                  Section 23B.08.320 of the WBCA authorizes a corporation to limit or eliminate a director's liability to the corporation or its shareholders for monetary damages for breaches of fiduciary duties, other than for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) unlawful distributions to shareholders, or (3) transactions from which a director derives an improper personal benefit. The Registrant's Amended and Restated Articles of Incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

                  In addition, the Registrant intends to enter into separate indemnification agreements with its directors and certain executive officers and key employees. The indemnification agreements provide these executive officers, directors and key employees with indemnification against liabilities that arise because of their status or service to the maximum extent permitted by the WBCA. These agreements could require the Registrant to advance expenses to these individuals incurred as a result of any proceeding against them as to which they could be indemnified.

                  The Registrant also intends to obtain a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

                  See attached exhibit list.


Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







                            [Signature Pages Follow]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, TTM Technologies, Inc., a corporation organized and existing under the laws of the State of Washington, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 22 day of September, 2000.


                                  TTM Technologies, Inc.
                                  (Registrant)



                                  By:  /s/ Stacey M. Peterson
                                     ------------------------------------------
                                        Stacey M. Peterson
                                        Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stacey M. Peterson and Kenton
K. Alder, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 22 day of September, 2000.


         SIGNATURE                                         TITLE


/s/ Kenton K. Alder              President, Chief Executive Officer and Director
----------------------------     (Principal Executive Officer)
Kenton K. Alder


/s/ Stacey M. Peterson           Chief Financial Officer and Secretary
----------------------------     (Principal Financial and Accounting Officer)
Stacey M. Peterson


/s/ Jeffrey W. Goettman          Chairman of the Board
----------------------------
Jeffrey W. Goettman


/s/ Michael E. Moran             Vice-Chairman of the Board
----------------------------
Michael E. Moran


/s/ Philip M. Carpenter III      Director
----------------------------
Philip M. Carpenter III


/s/ Douglas P. McCormick         Director
----------------------------
Douglas P. McCormick

                                  Exhibit Index


Exhibit No.                                               Description of Document

4.1                 Registrant's Amended and Restated Articles of Incorporation (previously filed as exhibit number
                    3.3 to the Registrant's registration statement on Form S-1 (file number 333-39906) on September 20, 2000 and incorporated herein by reference).

4.2                 Registrant's Amended and Restated By-laws (previously filed as exhibit number 3.4 to the
                    Registrant's registration statement on Form S-1 (file number 333-39906) on September 20, 2000 and incorporated herein by reference).

4.3                 Amended and Restated Management Stock Option Plan (previously filed as exhibit number 10.13 to the
                    Registrant's registration statement on Form S-1 (file number 333-39906) on August 4, 2000 and incorporated herein by reference).

4.4                 2000 Equity Compensation Plan (previously filed as exhibit number 10.15 the Registrant's registration statement on Form S-1 (file number 333-39906) (on September 20, 2000 and incorporated herein by reference).

5.                  Opinion of Karr Tuttle Campbell, P.S., as to the legality of the shares.

23.1                Consent of Arthur Andersen LLP, independent auditors.

23.2                Consent of Ernst & Young LLP, independent auditors, regarding Power Circuits, Inc.

23.3                Consent of Karr Tuttle Campbell, P.S. (contained in Exhibit 5).

23.4                Consent of Simon Dadoun & Co., P.S.

24                  Powers of Attorney (included on signature page).
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